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                         O' M E L V E N Y  &  M Y E R S
                   4 0 0   S O U T H   H O P E   S T R E E T
      L O S  A N G E L E S ,   C A L I F O R N I A    9 0 0 7 1 - 2 8 9 9
                            TELEPHONE (213) 669-6000
                            FACSIMILE (213) 669-6407



                                October 26, 1995




WRITER'S DIRECT DIAL NUMBER                                      OUR FILE NUMBER
   (213) 669-6690                                                    019,613-999
                                                                   LA1-683768.V1



Van Kampen American Capital High Income
   Corporate Bond Fund
2800 Post Oak Boulevard
Houston, Texas  77056

Ladies and Gentlemen:

                 At your request, we have examined the form of Rule 24f-2 Notice (the "Notice") proposed to be filed by you with the Securities and Exchange Commission. The Notice states that during the fiscal year ended August 31, 1995, you issued and sold 5,118,615 shares of beneficial interest, $.01 par value (the "Shares"), in reliance upon your registration of an indefinite number of shares pursuant to Rule 24f-2 under the Investment Company Act of 1940, as amended. We are familiar with the proceedings taken by you in connection with the authorization, issuance and sale of the Shares.

                 Based upon our examination and upon our knowledge of your corporate activities, and assuming, without independent verification, that the Shares were sold in compliance with applicable Blue Sky laws and in the manner referred to in your Registration Statement on Form N-1A filed under the Securities Act of 1933, it is our opinion that the Shares are validly issued, fully paid and nonassessable.

                 We consent to the filing of this opinion as an exhibit to the Notice.

                                                   Respectfully submitted,



                                                   /s/ O'MELVENY & MYERS
                                                   --------------------------
                                                       0'MELVENY & MYERS